EXHIBIT 4.5

                                  May 30, 1997



Mr. Robert L. Stewart
c/o ConSyGen, Inc
10201 South 51st Street, Suite 140
Phoenix, Arizona 85044

         Re:      ConSyGen, Inc.
                  ------------------

Dear Mr. Stewart:

         The undersigned hereby subscribes to the immediate acquisition of __________ of your shares of Common Stock, $.003 par value (the "Securities"), of ConSyGen, Inc., a Texas corporation (the "Company"), at a per share price of U.S. $9.00, for aggregate consideration of U.S. $_______________. Upon your acceptance of this subscription, the undersigned shall deliver to you U.S. $_____________ by certified check or federal funds wire transfer against receipt of certificates evidencing the Securities.

         In connection with the purchase of the Securities, the undersigned acknowledges, warrants and represents to you as follows:

         1. The undersigned is acquiring the Securities for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

         2. The undersigned has knowledge and experience in financial and business matters and has consulted with its own professional representatives as it has considered appropriate to assist in evaluating the merits and risks of this investment. The undersigned has been provided with and has carefully reviewed the documents attached hereto as Exhibit A (together, the "Company Information"). The undersigned has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with its evaluation of this investment, has, to the best of its knowledge, received all information and data with respect to the Company that the undersigned has requested. The undersigned is acquiring the Securities based solely upon (1) the Company Information; and (2) its independent examination and judgment as to the prospects of the Company.

         3. The Securities were not offered to the undersigned by means of publicly disseminated advertisements or sales literature.

         4. The undersigned acknowledges that an investment in the Securities is speculative and the undersigned may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. The undersigned acknowledges that the Securities are being sold to the undersigned without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission. The transferability of the Securities is therefor restricted by applicable United States Federal and state securities laws and may be restricted under the laws of other jurisdictions.

         5. The undersigned is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission.

         6. In consideration of the acceptance of this subscription, the undersigned agrees that the Securities will not be offered for sale, sold or transferred by the undersigned other than pursuant to (i) an effective registration under the Securities Act of 1933, as amended ("the Act"), an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

         7. The undersigned understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

         8. The Company will use its best efforts to register the Securities for resale by the undersigned under the Act within 120 days from the date of acceptance hereof.

ACCEPTANCE OF SUBSCRIPTION                       SUBSCRIBER

ConSyGen, Inc.                                   _______________________________
                                                 Name:
By: /s/ Ronald I. Bishop                         Address:
    -----------------------------
    Ronald I. Bishop, President

Date:  June 2, 1997
       --------------------------





                             SCHEDULE TO EXHIBIT 4.5


                                                              TOTAL
NO. OF SHARES SUBSCRIBED            PRICE PER SHARE           SUBSCRIPTION PRICE

40,000                              $9.00                     $360,000
70,000                              $9.00                     $630,000
10,000                              $9.00                     $ 90,000